Exhibit 4.3
FIRST SUPPLEMENTAL INDENTURE
     THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) is made as of July 10, 2009, by and between LendingClub Corporation, a Delaware corporation (the “Company”), and Wells Fargo Bank, National Association, a national banking association incorporated and existing under the laws of the United States of America, as trustee (the “Trustee”).
     WHEREAS, the Company and the Trustee heretofore executed and delivered an Indenture dated as of October 10, 2008 (the “Indenture”); and
     WHEREAS, pursuant to the Indenture, the Company has issued from time to time the Company’s special limited obligations referred to as Member Payment Dependent Notes (the “Securities”); and
     WHEREAS, Section 8.1 of the Indenture provides that, without the consent of any Holders of Securities, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture in form satisfactory to the Trustee, to the extent set forth therein; and
     WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make this Supplemental Indenture valid and binding have been complied with or have been done or performed;
     NOW, THEREFORE, in consideration of the foregoing and notwithstanding any provision of the Indenture which, absent this Supplemental Indenture, might operate to limit such action, the Company and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Securities or each series thereof:
ARTICLE I
DEFINITIONS
     Section 1.1 GENERAL. For all purposes of the Indenture and this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:
A.	the words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Indenture and this Supplemental Indenture as a whole and not to any particular Article, Section or subdivision; and

B.	capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

ARTICLE II
AMENDMENT
     2.1 AMENDMENT TO SECTION 6.6 OF THE INDENTURE. Section 6.6 of the Indenture is hereby amended and restated in its entirety as follows:
     Section 6.6 REPORTS BY TRUSTEE TO HOLDERS. If required by Section 313(a) of the TIA, within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail or transmit electronically to each Holder of Securities a brief report dated as of such May 15 that complies with TIA Section 313(a). If the Trustee is required to prepare such report pursuant to Section 313(a) of the TIA and if it chooses to transmit such report electronically, the Trustee appoints the Company, and the Company agrees, to act as the Trustee’s agent to transmit such report electronically to each Holder of Securities and to transmit such report to the SEC as provided in the immediately following paragraph. Promptly following such transmissions, the Company shall certify, in writing, to the Trustee that it has effected each of such transmissions to Holders and to the SEC. The Trustee also shall comply with TIA Section 313(b) and (c).
     A copy of each report at the time of its mailing or transmission to Holders of Securities shall be filed with the SEC.
ARTICLE III
MISCELLANEOUS
     3.1 EFFECTIVENESS. This Supplemental Indenture shall become effective upon its execution and delivery by the Company and the Trustee. Upon the execution and delivery of this Supplemental Indenture by the Company and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby.
     3.2 INDENTURE REMAINS IN FULL FORCE AND EFFECT. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect. For the avoidance of doubt, the parties confirm that the amendments evidenced by this Supplemental Indenture are not intended by the parties to (i) discharge, rescind, cancel or extinguish all or any part of the indebtedness represented by the Securities, or (ii) effect a novation, reissuance or disposition of the indebtedness represented by the Securities or to create new indebtedness in respect of the indebtedness represented by the Securities.
     3.3 INDENTURE AND SUPPLEMENTAL INDENTURE CONSTRUED TOGETHER. This Supplemental Indenture is an indenture supplemental to the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together. From and after the effectiveness of this Supplemental Indenture, all references to the Indenture in the Indenture and the Securities shall refer to the Indenture as supplemented hereby.

     3.4 CONFIRMATION AND PRESERVATION OF INDENTURE. The Indenture as supplemented by this Supplemental Indenture is in all respects confirmed and preserved.
     3.5 CONFLICT WITH TRUST INDENTURE ACT. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), that is required under the Trust Indenture Act to be part of and govern any provision of this Supplemental Indenture, the provision of the Trust Indenture Act shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.
     3.6 SEVERABILITY. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     3.7 HEADINGS. The Article and Section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
     3.8 BENEFITS OF SUPPLEMENTAL INDENTURE, ETC. Nothing in this Supplemental Indenture or the Securities, express or implied, shall give to any person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Securities.
     3.9 SUCCESSORS. All agreements of the Company in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.
     3.10 TRUSTEE NOT RESPONSIBLE FOR RECITALS. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee shall not be liable or responsible for the validity or sufficiency of this Supplemental Indenture or the due authorization of this Supplemental Indenture by the Company.
     3.11 CERTAIN DUTIES AND RESPONSIBILITIES OF THE TRUSTEE. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct of, affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.
     3.12 GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

     3.13 COUNTERPART ORIGINALS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     3.14 FURTHER ASSURANCES. The Company will, upon request by the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectively the purposes of this Supplemental Indenture.

     IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Supplemental Indenture on behalf of the respective parties hereto as of the date first above written.

LENDINGCLUB CORPORATION
By:	/s/ John G. Donovan
	Name:	John G. Donovan
	Title:	Chief Operations Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Raymond Delli Colli
	Name:	Raymond Delli Colli
	Title:	Vice President